Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a Corporation

Designated to Act as Trustee

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

225 South Sixth Minneapolis, MN (Address of principal executive offices)	55402 (Zip code)

J. David Dever

U.S. Bank National Association

1360 Peachtree Street NE, Suite 1105

Atlanta, GA 30309

Telephone 404-965-7280

(Name, address and telephone number of agent for service)

Gold Kist Inc.1

(Exact name of obligor as specified in its charter)

Georgia (State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

244 Perimeter Center Parkway, N.E. Atlanta, Georgia (Address of principal executive offices)	30346 (Zip code)

1 See Table 1—List of additional obligors, each of whose address of principal executive offices is 244 Perimeter Center Parkway, N.E., Atlanta, GA 30346

10¼ Senior Notes due 2014

(Title of the indenture securities)

Table 1

The following subsidiaries of Gold Kist Inc. are guarantors of the exchange notes and are co-registrants:

Name of Additional Registrant	State of Incorporation or Organization	I.R.S. Employer Identification Number
AgraTech Seeds, Inc.	Georgia	58-1491391
Agra Trade Financing, Inc.	Georgia	58-1600157
Agvestments, Inc.	Georgia	58-1271865
Cross Equipment Company, Inc.	Georgia	58-2014331
GK Finance Corporation	Delaware	58-1883823
GK Peanuts, Inc.	Georgia	58-2177889
GK Pecans, Inc.	Georgia	58-2014330
Luker, Inc.	Georgia	58-1034573

1.	General Information. Furnish the following information as to the trustee—

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington D.C. 20521

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

No such affiliation exists with the Trustee, U.S. Bank National Association.

Items 3-15 are not applicable because to the best of the Trustee’s knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16.	List of Exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	Articles of Association of U.S. Bank National Association.(1)

2.	Certificate of Authority of U.S. Bank National Association to Commence Business.(1)

3.	Authorization of the trustee to exercise corporate trust powers.(1)

4.	Bylaws of U.S. Bank National Association.(1)

5.	Not Applicable.

6.	Consents of U.S. Bank National Association required by Section 321(b) of the Act.(2)

7.	Latest Report of Condition of U.S. Bank National Association.(3)

(1)	Incorporated by reference to the exhibit of the same number to the Form T-1 filed with registration statement number 333-67188.
(2)	Attached.
(3)	Incorporated by reference to registration statement number 22-22451.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. Bank National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and the State of Georgia, on the 14th day of May, 2004.

U.S. BANK NATIONAL ASSOCIATION

By	/s/ J. David Dever

Vice President

Exhibit 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by Gold Kist Inc., we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

U.S. BANK NATIONAL ASSOCIATION

By	/s/ J. David Dever

Vice President

Dated: May 14, 2004